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                                  EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 21, 1997, incorporated by reference in the Payless ShoeSource, Inc. Form 10-K for the year ended February 1, 1997, and to all references to our firm included in this registration statement.


ARTHUR ANDERSEN LLP

St. Louis, Missouri
April 24, 1997


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